EXHIBIT 99.1

BIMINI CAPITAL MANAGEMENT ANNOUNCES SECOND QUARTER 2018 RESULTS

VERO BEACH, Fla., (August 2, 2018) – Bimini Capital Management, Inc. (OTCQB:BMNM), ("Bimini Capital," "Bimini," or the "Company"), today announced results of operations for the three month period ended June 30, 2018.

Second Quarter 2018 Highlights

•	Net income of $0.2 million, or $0.02 per common share
•	Book value per share of $4.15
•	Company to discuss results on Friday, August 3, 2018, at 10:00 AM ET

Details of Second Quarter 2018 Results of Operations

The Company reported net income of $0.2 million for the three month period ended June 30, 2018.   The results for the quarter included advisory services revenue of $2.0 million, interest and dividend income of $2.4 million, interest expense of $1.3 million, net realized and unrealized losses of $1.1 million, operating expenses of $1.7 million and an income tax provision of $0.1 million.

Management of Orchid Island Capital, Inc.

Orchid is managed and advised by Bimini.  As Manager, Bimini is responsible for administering Orchid's business activities and day-to-day operations.  Pursuant to the terms of the management agreement, Bimini Advisors provides Orchid with its management team, including its officers, along with appropriate support personnel.

Bimini also maintains a common stock investment in Orchid which is accounted for under the fair value option, with changes in fair value recorded in the statement of operations for the current period.  For the three months ended June 30, 2018, Bimini's statement of operations included a fair value adjustment of $0.2 million and dividends of $0.4 million from its investment in Orchid common stock.  Also during the three months ended June 30, 2018, Bimini recorded $2.0 million in advisory services revenue for managing Orchid's portfolio consisting of $1.6 million of management fees and $0.4 million in overhead reimbursement.

Capital Allocation and Return on Invested Capital

The Company allocates capital between two MBS sub-portfolios, the pass-through MBS portfolio ("PT MBS") and the structured MBS portfolio, consisting of interest only ("IO") and inverse interest-only ("IIO") securities.  The table below details the changes to the respective sub-portfolios during the quarter.

Portfolio Activity for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market Value - March 31, 2018	$202,393,486	$1,524,545	$910,915	$2,435,460	$204,828,946
Securities sold	(9,089,456)	-	-	-	(9,089,456)
Losses on sale	(103,356)	-	-	-	(103,356)
Return of investment	n/a	(154,418)	(42,750)	(197,168)	(197,168)
Pay-downs	(8,979,410)	n/a	n/a	n/a	(8,979,410)
Premium lost due to pay-downs	(435,271)	n/a	n/a	n/a	(435,271)
Mark to market (losses) gains	(1,443,569)	36,185	(91,322)	(55,137)	(1,498,706)
Market Value - June 30, 2018	$182,342,424	$1,406,312	$776,843	$2,183,155	$184,525,579

The tables below present the allocation of capital between the respective portfolios at June 30, 2018 and March 31, 2018, and the return on invested capital for each sub-portfolio for the three month period ended June 30, 2018.   Capital allocation is defined as the sum of the market value of securities held, less associated repurchase agreement borrowings, plus cash and cash equivalents and restricted cash associated with repurchase agreements. Capital allocated to non-portfolio assets is not included in the calculation.

The returns on invested capital in the PT MBS and structured MBS portfolios were approximately (1.6)% and (0.6)%, respectively, for the second quarter of 2018.  The combined portfolio generated a return on invested capital of approximately (1.5)%.

Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
June 30, 2018
Market value	$182,342,424	$1,406,312	$776,843	$2,183,155	$184,525,579
Cash equivalents and restricted cash(1)	8,663,541	-	-	-	8,663,541
Repurchase agreement obligations	(175,422,479)	-	-	-	(175,422,479)
Total(2)	$15,583,486	$1,406,312	$776,843	$2,183,155	$17,766,641
% of Total	87.7%	7.9%	4.4%	12.3%	100.0%
March 31, 2018
Market value	$202,393,486	$1,524,545	$910,915	$2,435,460	$204,828,946
Cash equivalents and restricted cash(1)	5,766,540	-	-	-	5,766,540
Repurchase agreement obligations	(193,819,649)	-	-	-	(193,819,649)
Total(2)	$14,340,377	$1,524,545	$910,915	$2,435,460	$16,775,837
% of Total	85.5%	9.1%	5.4%	14.5%	100.0%

(1)	Amount excludes restricted cash of $128,570 and $118,430 at June 30, 2018 and March 31, 2018, respectively, related to trust preferred debt funding hedges.
(2)	Invested capital includes the value of the MBS portfolio and cash equivalents and restricted cash, reduced by repurchase agreement borrowings.

Returns for the Quarter Ended June 30, 2018
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Interest income (net of repo cost)	$1,021,867	$7,521	$33,834	$41,355	$1,063,222
Realized and unrealized (losses) gains	(1,982,196)	36,185	(91,322)	(55,137)	(2,037,333)
Hedge gains(1)	727,360	n/a	n/a	n/a	727,360
Total Return	$(232,969)	$43,706	$(57,488)	$(13,782)	$(246,751)
Beginning capital allocation	$14,340,377	$1,524,545	$910,915	$2,435,460	$16,775,837
Return on invested capital for the quarter(2)	(1.6)%	2.9%	(6.3)%	(0.6)%	(1.5)%

(1)	Excludes gains of approximately $142,000 associated with trust preferred funding hedges.
(2)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.

Prepayments

For the second quarter of 2018, the Company received approximately $9.2 million in scheduled and unscheduled principal repayments and prepayments, which equated to a 3-month constant prepayment rate ("CPR") of approximately 13.1% for the second quarter of 2018.  Prepayment rates on the two MBS sub-portfolios were as follows (in CPR):

	PT	Structured
	MBS Sub-	MBS Sub-	Total
Three Months Ended	Portfolio	Portfolio	Portfolio
June 30, 2018	13.4	11.6	13.1
March 31, 2018	7.2	16.8	8.6
December 31, 2017	7.2	16.9	8.8
September 30, 2017	5.2	18.8	8.3
June 30, 2017	5.9	20.4	9.9
March 31, 2017	4.8	18.8	8.8

Portfolio

The following tables summarize the MBS portfolio as of June 30, 2018 and December 31, 2017:

($ in thousands)
				Weighted
		Percentage		Average
		of	Weighted	Maturity
	Fair	Entire	Average	in	Longest
Asset Category	Value	Portfolio	Coupon	Months	Maturity
June 30, 2018
Fixed Rate MBS	$182,342	98.8%	4.18%	314	1-Jan-48
Interest-Only MBS	1,407	0.8%	3.45%	224	25-Dec-39
Inverse Interest-Only MBS	777	0.4%	4.47%	272	25-Apr-41
Total MBS Portfolio	$184,526	100.0%	4.18%	313	1-Jan-48
December 31, 2017
Fixed Rate MBS	$207,179	98.8%	4.21%	321	1-Dec-47
Interest-Only MBS	1,476	0.7%	3.43%	229	25-Dec-39
Inverse Interest-Only MBS	1,037	0.5%	5.01%	278	25-Apr-41
Total MBS Portfolio	$209,692	100.0%	4.21%	320	1-Dec-47

($ in thousands)
	June 30, 2018		December 31, 2017
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$161,197	87.4%	$178,581	85.2%
Freddie Mac	23,131	12.5%	30,896	14.7%
Ginnie Mae	198	0.1%	215	0.1%
Total Portfolio	$184,526	100.0%	$209,692	100.0%

	June 30, 2018	December 31, 2017
Weighted Average Pass Through Purchase Price	$108.98	$109.06
Weighted Average Structured Purchase Price	$6.02	$6.02
Weighted Average Pass Through Current Price	$103.78	$107.13
Weighted Average Structured Current Price	$7.09	$7.06
Effective Duration (1)	4.975	3.832

(1)
Effective duration is the approximate percentage change in price for a 100 basis point change in rates.  An effective duration of 4.975 indicates that an interest rate increase of 1.0% would be expected to cause a 4.975% decrease in the value of the MBS in the Company's investment portfolio at June 30, 2018.  An effective duration of 3.832 indicates that an interest rate increase of 1.0% would be expected to cause a 3.832% decrease in the value of the MBS in the Company's investment portfolio at December 31, 2017. These figures include the structured securities in the portfolio but not the effect of the Company's funding cost hedges. Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing and Liquidity

As of June 30, 2018, the Company had outstanding repurchase obligations of approximately $175.4 million with a net weighted average borrowing rate of 2.13%.  These agreements were collateralized by MBS with a fair value, including accrued interest, of approximately $185.1 million, and cash pledged to counterparties of approximately $1.2.  At June 30, 2018, the Company's liquidity was approximately $6.7 million, consisting of unpledged MBS and cash and cash equivalents.

We may pledge more of our structured MBS as part of a repurchase agreement funding, but retain cash in lieu of acquiring additional assets.  In this way, we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash.  Below is a list of outstanding borrowings under repurchase obligations at June 30, 2018.

($ in thousands)
Repurchase Agreement Obligations
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	(in Days)
ED&F Man Capital Markets, Inc.	$74,192	42.3%	2.11%	$4,260	41
Citigroup Global Markets, Inc.	33,070	18.9%	2.18%	2,301	40
KGS - Alpha Capital Markets, L.P.	25,446	14.5%	2.18%	1,480	76
South Street Securities, LLC	24,595	14.0%	2.15%	1,561	56
Mirae Asset Securities (USA) Inc.	17,044	9.7%	2.07%	964	21
JVB Financial Group, LLC	1,075	0.6%	2.17%	71	76
	$175,422	100.0%	2.13%	$10,637	46

(1)
Equal to the fair value of securities sold (including accrued interest receivable) and cash posted as collateral, if any, minus the sum of repurchase agreement liabilities, accrued interest payable and securities posted by the counterparty (if any).

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding and also its junior subordinated notes by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under U.S. generally accepted accounting principles ("GAAP") in order to align the accounting treatment of its derivative instruments with the treatment of its portfolio assets under the fair value option election. As such, all gains or losses on these instruments are reflected in earnings for all periods presented.  As of June 30, 2018, such instruments were comprised entirely of Eurodollar futures contracts.

The tables below present information related to outstanding Eurodollar futures contracts at June 30, 2018.

($ in thousands)
As of June 30, 2018
	Repurchase Agreement Funding Hedges
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
2018	$80,000	2.11%	2.57%	$185
2019	100,000	2.41%	2.88%	465
2020	100,000	2.64%	2.98%	335
2021	100,000	2.80%	2.97%	167
Total / Weighted Average	$97,143	2.56%	2.90%	$1,152

($ in thousands)
As of June 30, 2018
	Junior Subordinated Debt Funding Hedges
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
2018	$26,000	1.39%	2.55%	$151
2019	26,000	1.63%	2.88%	323
2020	26,000	1.95%	2.98%	268
2021	26,000	2.22%	2.97%	195
Total / Weighted Average	$26,000	1.85%	2.88%	$937

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions from inception.

Book Value Per Share

The Company's Book Value Per Share at June 30, 2018 was $4.15.  The Company computes Book Value Per Share by dividing total stockholders' equity by the total number of shares outstanding of the Company's Class A Common Stock. At June 30, 2018, the Company's stockholders' equity was $52.8 million, with 12,712,687 Class A Common shares outstanding.

Stock Repurchase Plan

On March 26, 2018, the Board of Directors of Bimini Capital Management, Inc. (the "Company") approved a Stock Repurchase Plan ("Repurchase Plan").  Pursuant to Repurchase Plan, the Company may purchase up to 500,000 shares of its Class A Common Stock from time to time, subject to certain limitations imposed by Rule 10b-18 of the Securities Exchange Act of 1934. Share repurchases may be executed through various means, including, without limitation, open market transactions.  The Repurchase Plan does not obligate the Company to purchase any shares, and it expires on November 15, 2018.  The authorization for the Share Repurchase Plan may be terminated, increased or decreased by the Company's Board of Directors in its discretion at any time.

Through June 30, 2018, the Company repurchased a total of 31,272 shares at an aggregate cost of approximately $73,000, including commissions and fees, for a weighted average price of $2.35 per share.  Subsequent to that date, and through August 2, 2018, the Company has repurchased 8,089 shares for a net cost of approximately $20,000 and a weighted average price of $2.50 per share.

Management Commentary

Commenting on the first quarter, Robert E. Cauley, Chairman and Chief Executive Officer, said, "The U.S. economy appears to be very strong.  Growth in the second quarter of 2018 exceeded 4% on an annualized basis and, given the extent of fiscal stimulus introduced by the Tax Cuts and Jobs Act of 2017 and the Bipartisan Budget Act of 2018, is likely to remain strong for the next few quarters.  The Fed expects to continue to remove accommodation by raising the target range for the Federal Funds rate two more times in 2018 and three more times in 2019.  By any measure, economic activity is robust and the employment market in particular appears to be overheating.  Importantly, while inflation has returned to, or near, the Fed target level of 2%, it does not appear to be at risk of meaningfully exceeding this level in the near term.  This should keep the Fed from raising rates beyond their current gradual pace.

"One threat to the economy the market fears is a meaningful trade war.  The Trump administration appears determined to reverse what the President sees as years of unfair trade that has weakened the United States.  The administration has aggressively introduced tariffs in an apparent attempt to force our various trading counter-parties to agree to more even trade terms.  It remains to be seen if the administration's tactics will work and market fears of a protracted trade war will likely remain until a resolution is found or the trade war escalates meaningfully. Developments with our trading partners will also impact the flattening of the yield curve that has taken place over the last few quarters.  Fear of a trade war and the anticipated negative impact it would have on economic activity has kept longer term rates from rising meaningfully and, coupled with consistent rate increase by the Federal Reserve, driven the spread between long and short rates lower.  This appears likely to continue.

"The Agency MBS market has generated a modest positive return of 0.24% for the second quarter and (1.0%) for 2018 to date.  The reduction in asset purchases by the Fed has been offset by reduced supply of Agency MBS, negating the adverse effect of the former on the performance of the asset class.  A continued slowing of prepayment behavior has benefited higher coupon mortgages as well, further negating the effect of reduced purchases by the Fed.  Going forward, the continued compression of the yield curve could put downward pressure on both returns for Agency MBS as well as demand for the asset class.

"The performance of the Royal Palm portfolio trailed the Agency MBS market as the portfolio has a higher concentration of high coupon, fixed rate specified pools, which under performed as extension risk was paramount and prepayment fears abated.  This drove the mark to market losses on our thirty-year 4.0% and 4.5% securities, which comprised nearly 79% of the pass-through portfolio at March 31, 2018.  The portfolio was also negatively impacted by elevated speeds, generally owing to the preponderance of smaller pools that are prone to inconsistent prepayment behavior.  We anticipate as we invest cash generated by our advisory services in the portfolio we will restructure the portfolio slightly at the same time, reducing the exposure to 30-year securities.  We anticipate this process will be carried out during the current quarter and into the fourth quarter of 2018.

"Orchid Island did not raise additional capital during the quarter. Nonetheless the advisory services segment generated approximately $2.0 million in revenue."

Summarized Financial Statements

The following is a summarized presentation of the unaudited consolidated balance sheets as of June 30, 2018, and December 31, 2017, and the unaudited consolidated statements of operations for the six and three months ended June 30, 2018 and 2017.  Amounts presented are subject to change.

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited - Amounts Subject To Change)

	June 30, 2018	December 31, 2017
ASSETS
Mortgage-backed securities	$184,525,575	$209,692,132
Cash equivalents and restricted cash	8,792,111	8,752,860
Investment in Orchid Island Capital, Inc. common stock	11,430,671	14,105,934
Accrued interest receivable	670,212	746,121
Retained interests in securitizations	-	653,380
Deferred tax assets, net	45,334,086	44,524,584
Other assets	6,328,203	6,113,786
Total Assets	$257,080,858	$284,588,797

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$175,422,479	$200,182,751
Junior subordinated notes due to Bimini Capital Trust II	26,804,440	26,804,440
Other liabilities	2,080,789	1,909,358
Total Liabilities	204,307,708	228,896,549
Stockholders' equity	52,773,150	55,692,248
Total Liabilities and Stockholders' Equity	$257,080,858	$284,588,797
Class A Common Shares outstanding	12,712,687	12,660,627
Book value per share	$4.15	$4.40

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - Amounts Subject to Change)

	Six Months Ended June 30,		Three Months Ended June 30,
	2018	2017	2018	2017
Advisory services	$4,060,459	$3,458,044	$1,966,994	$1,788,043
Interest and dividend income	4,962,397	3,803,479	2,410,920	1,907,389
Interest expense	(2,456,039)	(1,204,634)	(1,309,440)	(629,256)
Net revenues	6,566,817	6,056,889	3,068,474	3,066,176
Losses	(7,232,896)	(2,294,685)	(1,108,477)	(557,581)
Expenses	3,389,717	3,032,945	1,650,738	1,433,405
Net (Loss) income before income tax (benefit) provision	(4,055,796)	729,259	309,259	1,075,190
Income tax (benefit) provision	(1,004,310)	294,100	86,980	425,816
Net (loss) income	$(3,051,486)	$435,159	$222,279	$649,374

Basic and Diluted Net Income (Loss) Per Share of:
CLASS A COMMON STOCK	$(0.24)	$0.03	$0.02	$0.05
CLASS B COMMON STOCK	$(0.24)	$0.03	$0.02	$0.05

	Three Months Ended June 30,
Key Balance Sheet Metrics	2018	2017
Average MBS(1)	$194,677,263	$134,188,299
Average repurchase agreements(1)	184,621,064	126,340,739
Average stockholders' equity(1)	52,697,249	72,268,126

Key Performance Metrics
Average yield on MBS(2)	4.11%	3.78%
Average cost of funds(2)	2.03%	1.02%
Average economic cost of funds(3)	2.27%	1.51%
Average interest rate spread(4)	2.08%	2.76%
Average economic interest rate spread(5)	1.84%	2.27%

(1)	Average MBS, repurchase agreements and stockholders' equity balances are calculated using two data points, the beginning and ending balances.
(2)
Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/repurchase agreement balances and are annualized for the quarterly periods presented.

(3)	Represents interest cost of our borrowings and the effect of derivative agreements attributed to the period related to hedging activities, divided by average repurchase agreements.
(4)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on MBS.
(5)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on MBS.

About Bimini Capital Management, Inc.

Bimini Capital Management, Inc. invests primarily in, but is not limited to investing in, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae). Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows.  In addition, Bimini generates a significant portion of its revenue serving as the manager of the MBS portfolio of Orchid Island Capital, Inc.

Forward Looking Statements

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Friday, August 3, 2018, at 10:00 AM ET. The conference call may be accessed by dialing toll free (877) 312-5414.  International callers dial (408) 940-3877.  The conference passcode is 9846229.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company's website at www.biminicapital.com, and an audio archive of the webcast will be available for approximately one year.

CONTACT:
Bimini Capital Management, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.biminicapital.com